UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2017

Commission file number: 001-13337

STONERIDGE, INC.

(Exact name of registrant as specified in its charter)

Ohio	34-1598949
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

39675 MacKenzie Drive Suite 400, Novi, Michigan	48377
(Address of principal executive offices)	(Zip Code)

(248) 489-9300

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01            Regulation FD Disclosure.

The presentation furnished as Exhibit 99.1 hereto, which was posted to the Stoneridge, Inc. website on January 10, 2017, shall not be deemed to be “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. In addition, the exhibit furnished herewith contains statements intended as “forward-looking statements” that are subject to the cautionary statements about forward-looking statements set forth in such exhibit.

The presentation material contains the non-GAAP financial measure, Adjusted Earnings Per Share (“Adjusted EPS”).  Management believes that the presentation of this non-GAAP financial measure used in the presentation material is useful to both management and investors in their analysis of the Company’s results of operations and expected results of operations because the Adjusted EPS facilitates a period to period comparison of operating results by excluding business realignment charges.  This non-GAAP measure, however, should not be considered in isolation or as a substitute for the most comparable GAAP measure.  Investors are cautioned that non-GAAP financial measures utilized by the Company may not be comparable to non-GAAP financial measures used by other companies and Adjusted EPS should not be considered a substitute for Earnings Per Share prepared in accordance with GAAP.

ITEM 9.01            Financial Statements and Exhibits.

(d)       Exhibits.

Exhibit No.	Description
99.1	Deutsche Bank Conference presentation dated January 10, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: January 10, 2017	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Chief Financial Officer and Treasurer (Principal Financial Officer)

Exhibit Index

99.1	Deutsche Bank Conference presentation dated January 10, 2017.